FOR IMMEDIATE RELEASE
Forrester Research Reports Second-Quarter Financial Results
Cambridge, Mass., July 27, 2011 . . . Forrester Research, Inc. (Nasdaq: FORR) today announced its second-quarter-ended June 30, 2011 financial results.
Second-Quarter Financial Performance
•	Total revenues were $73.5 million, compared with $64.7 million for the second quarter of last year.
•	On a GAAP basis, net income was $5.5 million, or $0.24 per diluted share, for the second quarter of 2011, compared with net income of $6.9 million, or $0.30 per diluted share, for the same period last year.
•	On a pro forma basis, net income was $7.5 million, or $0.32 per diluted share, for the second quarter of 2011, which reflects a pro forma effective tax rate of 40%. Pro forma net income excludes stock-based compensation of $0.2 million, amortization of $0.5 million of acquisition-related intangible assets, $1.5 million of duplicate lease costs, and $0.5 million of acquisition and integration costs. This compares with pro forma net income of $8.2 million, or $0.35 per diluted share, for the same period in 2010, which reflects a pro forma tax rate of 40%. Pro forma net income for the second quarter of 2010 excludes stock-based compensation of $1.4 million and amortization of $0.9 million of acquisition-related intangible assets.
“The company has performed well in the first half of the year, positioning us to have a strong full year,” said George F. Colony, Forrester’s chairman of the board and chief executive officer. “Our second-quarter metrics including deferred revenue increased considerably versus prior year, and our renewal rates remain very strong, while our operating margin and earnings per share exceeded our guidance. Integration of our second-quarter acquisition, Springboard Research, is well on track expanding our coverage and presence in Asia.”
Six-Month-Period-Ended June 30, 2011 Financial Performance
•	Total revenues were $139.2 million, compared with $123.8 million for the same period last year.
•	On a GAAP basis, net income was $8.4 million, or $0.36 per diluted share, for the six months ended June 30, 2011, compared with net income of $12.7 million, or $0.55 per diluted share, for the same period last year.
•	On a pro forma basis, net income was $12.3 million, or $0.53 per diluted share, for the six months ended June 30, 2011, which reflects a pro forma effective tax rate of 40%.

Forrester Research Q2, 2011 Results
Pro forma net income excludes stock-based compensation of $1.7 million, amortization of $1.2 million of acquisition-related intangible assets, $3.0 million of duplicate lease costs, $0.9 million of acquisition and integration costs, and net investment gains of $0.6 million. This compares with pro forma net income of $14.5 million, or $0.63 per diluted share, for the same period in 2010, which reflects a pro forma tax rate of 40%. Pro forma net income for the six months ended June 30, 2010, excludes stock-based compensation of $2.5 million, amortization of $1.8 million of acquisition-related intangible assets, $0.3 million of acquisition-related credits, and net investment gains of $0.5 million.
A reconciliation of GAAP results to pro forma results may be found in the attached financial tables.
Forrester is providing third-quarter 2011 financial guidance as follows:
Third-Quarter 2011 (GAAP):
•	Total revenues of approximately $69.0 million to $72.0 million.
•	Operating margin of approximately 9.0% to 11.0%.
•	Other income, net of zero.
•	An effective tax rate of 40%.
•	Diluted earnings per share of approximately $0.16 to $0.20.
Third-Quarter 2011 (Pro Forma):
Pro forma financial guidance for the third quarter of 2011 excludes stock-based compensation expense of $1.2 million to $1.3 million, amortization of acquisition-related intangible assets of approximately $0.7 million, duplicate lease costs of approximately $0.9 million, integration costs of approximately $0.2 million to $0.3 million and any investment gains or losses.
•	Pro forma operating margin of approximately 13.5% to 15.5%.
•	Pro forma effective tax rate of 40%.
•	Pro forma diluted earnings per share of approximately $0.24 to $0.28.
Our full-year 2011 guidance is as follows:
Full-Year 2011 (GAAP):
•	Total revenues of approximately $285 million to $291 million.
•	Operating margin of approximately 11.5% to 12.5%.
•	Other income, net of zero.
•	An effective tax rate of 40%.
•	Diluted earnings per share of approximately $0.87 to $0.93.
Full-Year 2011 (Pro Forma):

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Forrester Research Q2, 2011 Results
Pro forma financial guidance for full-year 2011 excludes stock-based compensation expense of $4.0 million to $4.3 million, amortization of acquisition-related intangible assets of approximately $2.6 million, duplicate lease costs of approximately $3.9 million, acquisition and integration costs of $1.1 million to $1.3 million, and any investment gains or losses.
•	Pro forma operating margin of approximately 15.5% to 16.5%.
•	Pro forma effective tax rate of 40%.
•	Pro forma diluted earnings per share of approximately $1.18 to $1.24.
About Forrester Research
Forrester Research, Inc. (Nasdaq: FORR) is an independent research company that provides pragmatic and forward-thinking advice to global leaders in business and technology. Forrester works with professionals in 19 key roles at major companies providing proprietary research, customer insight, consulting, events, and peer-to-peer executive programs. For more than 28 years, Forrester has been making IT, marketing, and technology industry leaders successful every day. For more information, visit www.forrester.com.
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, Forrester’s financial guidance for the third quarter of and full-year 2011. These statements are based on Forrester’s current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual future activities and results to differ include, among others, Forrester’s ability to retain and enrich memberships for its research products and services, technology spending, Forrester’s ability to respond to business and economic conditions and market trends, the risks and challenges inherent in international business activities, competition and industry consolidation, the ability to attract and retain professional staff, Forrester’s dependence on key personnel, and possible variations in Forrester’s quarterly operating results. Forrester undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information, please refer to Forrester’s reports and filings with the Securities and Exchange Commission.
The consolidated statements of income and the table of selected balance sheet and cash flow data are attached.

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Forrester Research, Inc.
Consolidated Statements of Income
(Unaudited, In thousands, except per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2011	2010	2011	2010
Revenues:
Research services	$47,341	$40,752	$91,888	$80,168
Advisory services and other	26,109	23,901	47,304	43,665

Total revenues	73,450	64,653	139,192	123,833

Operating expenses:
Cost of services and fulfillment	28,024	24,300	53,522	46,627
Selling and marketing	26,009	20,720	51,474	40,808
General and administrative	8,330	7,720	17,248	14,924
Depreciation	945	879	1,915	1,797
Amortization of intangible assets	526	905	1,219	1,810

Total operating expenses	63,834	54,524	125,378	105,966

Income from operations	9,616	10,129	13,814	17,867
Other income (expense), net	4	1,148	(105)	2,223
Gains from investments, net	58	27	640	452

Income before income taxes	9,678	11,304	14,349	20,542
Income tax provision	4,208	4,402	5,968	7,868

Net Income	$5,470	$6,902	$8,381	$12,674

Diluted income per share	$0.24	$0.30	$0.36	$0.55

Diluted weighted average shares outstanding	23,203	23,135	23,227	23,006

Basic income per share	$0.24	$0.31	$0.37	$0.56

Basic weighted average shares outstanding	22,684	22,517	22,698	22,453

Pro forma data (1):
Income from operations	$9,616	$10,129	$13,814	$17,867
Amortization of intangible assets	526	905	1,219	1,810
Duplicate lease costs	1,523	—	2,986	—
Acquisition and integration costs (credits)	528	—	899	(326)
Stock-based compensation included in the following expense categories:
Cost of services and fulfillment	32	607	647	1,056
Selling and marketing	53	227	392	471
General and administrative	158	589	642	1,002

Pro forma income from operations	12,436	12,457	20,599	21,880
Other income (expense), net	4	1,148	(105)	2,223

Pro forma income before income taxes	12,440	13,605	20,494	24,103
Pro forma income tax provision	4,976	5,442	8,198	9,641

Pro forma net income	$7,464	$8,163	$12,296	$14,462

Pro forma diluted income per share	$0.32	$0.35	$0.53	$0.63

Diluted weighted average shares outstanding	23,203	23,135	23,227	23,006

(1)	Forrester believes that pro forma financial results provide investors with consistent and comparable information to aid in the understanding of Forrester’s ongoing business. Our pro forma presentation excludes amortization of acquisition-related intangible assets, duplicate lease costs, costs or (credits) associated with acquisition activities, stock-based compensation and net gains or losses from investments, as well as their related tax effects. The pro forma data does not purport to be prepared in accordance with Accounting Principles Generally Accepted in the United States.

Forrester Research, Inc.
Consolidated Balance Sheet and Cash Flow Data
(Unaudited, In thousands)

	June 30,	December 31,
	2011	2010
Balance sheet data:
Cash, cash equivalents and marketable investments	$227,558	$216,034
Accounts receivable, net	$47,714	$73,574
Deferred revenue	$130,356	$131,521

	Six months ended
	June 30,
	2011	2010
Cash flow data:
Net cash provided by operating activities	$38,143	$32,350
Cash used for acquisitions	$(7,031)	$(1,660)
Purchases of property and equipment	$(26,100)	$(2,442)
Repurchases of common stock	$(13,395)	$(5,002)

Contact:

Michael Doyle Chief Financial Officer Communications Forrester Research, Inc. +1 617.613.6000 mdoyle@forrester.com	Karyl Levinson Vice President, Corporate Forrester Research, Inc. +1 617.613.6262 press@forrester.com
© 2011, Forrester Research, Inc. All rights reserved. Forrester is a trademark of Forrester Research, Inc.